Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	M. Keith Waddell Vice Chairman, President and Chief Financial Officer (650) 234-6000

ROBERT HALF INTERNATIONAL INC. REPORTS REVENUES AND EARNINGS FOR THE SECOND QUARTER OF 2009

MENLO PARK, California, July 21, 2009 — Robert Half International Inc. (NYSE symbol: RHI) today reported revenues and earnings for the second quarter ended June 30, 2009.

For the quarter ended June 30, 2009, net income was $5.4 million or $.03 per share, on revenues of $749.9 million. Net income for the prior year’s second quarter was $74.6 million or $.47 per share, on revenues of $1.22 billion.

For the six months ended June 30, 2009, net income was $14.2 million or $.09 per share, on revenues of $1.57 billion. For the six months ended June 30, 2008, net income was $145.4 million or $.91 per share, on revenues of $2.45 billion.

“The labor markets remained weak during the second quarter, with the U.S. unemployment rate reaching a 26-year high of 9.5 percent in June,” said Harold M. Messmer, Jr., chairman and CEO of Robert Half International. “While we continued to see year-over-year and sequential revenue declines, we were encouraged that the sequential declines were significantly less than those reported in the previous quarters.”

He added, “Our field offices have continued to do an excellent job of managing costs and have been opportunistic in capturing new business. We remain in solid financial condition with essentially no debt.”

Robert Half International management will conduct a conference call today at 5 p.m. EDT following the release. The dial-in number is 800-862-9098 (+1-785-424-1051 outside the United States) and the passcode is “Robert Half International.” A taped recording of this call will be available for replay beginning at approximately 8 p.m. EDT today and ending at 8 p.m. EDT on July 28. The dial-in number for the replay is 800-839-5244 (+1-402-220-2699 outside the United States). The conference call also will be archived in audio format on the company’s website at www.rhi.com.

Founded in 1948, Robert Half International Inc. is the world’s first and largest specialized staffing firm. It also is the parent company of Protiviti®, a global business consulting and internal audit firm composed of experts specializing in risk, advisory and transaction services. Robert Half’s specialized staffing divisions include Accountemps®, Robert Half® Finance & Accounting and Robert Half® Management Resources, for temporary, full-time and project professionals, respectively, in the fields of accounting and finance; OfficeTeam®, for highly skilled temporary administrative support personnel; Robert Half® Technology, for information technology professionals; Robert Half® Legal, for legal personnel; and The Creative Group®, for advertising, marketing and web design professionals.

Robert Half International has staffing and consulting operations in more than 400 locations worldwide.

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that may affect the company’s future operating results or financial positions. These statements may be identified by words such as “estimate”, “forecast”, “project”, “plan”, “intend”, “believe”, “expect”, “anticipate”, or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements.

These risks and uncertainties include, but are not limited to, the following: the global financial and economic situation; changes in levels of unemployment and other economic conditions in the United States or foreign countries where the company does business, or in particular regions or industries; reduction in the supply of candidates for temporary employment or the company’s ability to attract candidates; the entry of new competitors into the marketplace or expansion by existing competitors; the ability of the company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions; the impact of competitive pressures, including any change in the demand for the company’s services, on the company’s ability to maintain its margins; the possibility of the company incurring liability for its activities, including the activities of its temporary employees, or for events impacting its temporary employees on clients’ premises; the possibility that adverse publicity could impact the company’s ability to attract and retain clients and candidates; the success of the company in attracting, training, and retaining qualified management personnel and other staff employees; the company’s ability to comply with governmental regulations affecting personnel services businesses in particular or employer/employee relationships in general; whether there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; the company’s reliance on short-term contracts for a significant percentage of its business; litigation relating to prior or current transactions or activities, including litigation that may be disclosed from time to time in the company’s SEC filings; the ability of the company to manage its international operations and comply with foreign laws and regulations; the impact of fluctuations in foreign currency exchange rates; the possibility that the company’s computer and communications hardware and software systems could be damaged or their service interrupted; and the possibility that the company may fail to maintain adequate financial and management controls and as a result suffer errors in its financial reporting.

Additionally, with respect to Protiviti, other risks and uncertainties include the fact that future success will depend on its ability to retain employees and attract clients; there can be no assurance that there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; failure to produce projected revenues could adversely affect financial results; and there is the possibility of involvement in litigation relating to prior or current transactions or activities.

Because long-term contracts are not a significant part of the company’s business, future results cannot be reliably predicted by considering past trends or extrapolating past results. The company undertakes no obligation to update information contained in this release.

A copy of this release is available at www.rhi.com.

ATTACHED:	Summary of Operations Supplemental Financial Information

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUMMARY OF OPERATIONS

(in thousands, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)

Net service revenues	$749,887	$1,224,641	$1,573,212	$2,450,631
Direct costs of services	484,830	708,017	1,014,427	1,423,019

Gross margin	265,057	516,624	558,785	1,027,612

Selling, general and administrative expenses	255,007	393,393	532,057	787,824
Amortization of intangible assets	280	618	898	1,259
Interest income	(455)	(1,506)	(1,075)	(3,520)

Income before income taxes	10,225	124,119	26,905	242,049
Provision for income taxes	4,809	49,551	12,701	96,697

Net income	$5,416	$74,568	$14,204	$145,352

Net income available to common stockholders	$4,801	$72,293	$13,110	$141,143

Diluted net income per share	$.03	$.47	$.09	$.91

Shares:
Basic	146,443	152,878	146,660	153,722
Diluted	147,044	153,892	147,092	154,818

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)

REVENUES:
Accountemps	$310,872	$459,154	$640,253	$926,573
OfficeTeam	135,711	218,917	281,101	438,565
Robert Half Technology	75,260	112,612	159,024	223,818
Robert Half Management Resources	94,490	165,012	208,540	334,984
Robert Half Finance & Accounting	43,526	127,850	93,467	243,464
Protiviti	90,028	141,096	190,827	283,227

Total	$749,887	$1,224,641	$1,573,212	$2,450,631

GROSS MARGIN:
Temporary and consultant staffing	$206,680	$349,232	$440,008	$704,596
Permanent placement staffing	43,488	127,836	93,361	243,417
Risk consulting and internal audit services	14,889	39,556	25,416	79,599

Total	$265,057	$516,624	$558,785	$1,027,612

OPERATING INCOME:
Temporary and consultant staffing	$25,208	$96,499	$65,045	$195,394
Permanent placement staffing	(1,965)	25,439	(6,198)	42,576
Risk consulting and internal audit services	(13,193)	1,293	(32,119)	1,818

Total	$10,050	$123,231	$26,728	$239,788

SELECTED CASH FLOW INFORMATION:
Amortization of intangible assets	$280	$618	$898	$1,259
Depreciation expense	$16,525	$18,294	$32,788	$35,904
Capital expenditures	$10,245	$22,410	$24,148	$38,837
Open market repurchases of common stock (shares)	1,010	3,469	1,516	4,495

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	June 30,
	2009	2008
	(Unaudited)

SELECTED BALANCE SHEET INFORMATION:
Cash and cash equivalents	$385,818	$357,047
Accounts receivable, less allowances	$374,020	$631,318
Total assets	$1,323,811	$1,551,549
Current liabilities	$346,637	$515,826
Notes payable and other indebtedness, less current portion	$1,836	$3,633
Total stockholders’ equity	$961,169	$1,018,026